Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 4, 2026, with respect to the consolidated financial statements of HMH Holding B.V., incorporated by reference herein.

/s/ KPMG AS

Oslo, Norway
April 2, 2026